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                                                                    EXHIBIT 3.11

                           ARTICLES OF INCORPORATION

                                     OF

                            BHC CEDAR CREBT ETC,INC.

      The undersigned person, having capacity to contract and acting as the incorporator of a corporation under Section 3.01 of the Texas Business corporation Act, adopts the following Articles of Incorporation for each corporation:

      1. The name of the corporation is BHC Cedar Crest RTC, Inc.
 (the  "Corporation").

      2. The period of its duration is perpetual.

      3. The purpose for which the corporation in organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

      4. The address of the registered Office of the corporation in Texas is 3500 8 I-35, Belton, Texas 96513. The Corporation's registered agent at the registered office is Richard N. Rickey.

      5. The name and address of the incorporator of the Corporation is:

         Name                   Address

      J. Chase Cole      511 Union Street
                         Nashville, Tennessee 37219

      6. The number of directors of the Corporation may be fixed by the by-laws.

      The number of directors constituting the initial board of directors is two
(2), and the names and addresses of each person who is to serve as director of the Corporation until the first

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annual meeting of the shareholders or until a successor is elected and qualified are:

        Name                    Address

Edward  K. Stack           520 Dekemont Lane
                           Brentwood, Tenneessee 37027

Michael E. Davis           905 Santa Cruz Drive
                           Keller, Texas 67248

      7. The address of the principal office of the Corporation is 3500 S I-35, Balton, Texas 76513.

      8. The corporation is for profit.

      9. The aggregate number of shares which the corporation shall have the authority to issue is One Thousand one Hundred and Fifty (1,150) shares, of which l,000 shares shall be common stock, (the "Common Stock") and 150 shares shall be preferred stock ("the Preferred Stock") (collectively the Common and Preferred Stock shall be referred to as "Shares"), All of such Shares shall be without par value.

            I. COMMON STOCK

      1. Rank. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

      2. Voting Rights. (a) Each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders pf the Corporation shall be entitled to vote and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder, except as herein after provided in this paragraph 2 and in Section 9.II, paragraph 3 hereof.

            (b) (i) The holders of Common Stock shall have the exclusive right, voting separately as a class, to elect up to four directors of the Corporation, the holders of Preferred Stock shall have the exculsive right, voting separately as a class, to elect one director, Such directors shall be elected at each meeting of the stockholders held for the purpose of electing directors.

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                  (ii) Such right may be exercised either at a special meeting of the holders of Common Stock called as hereinafter provided, or at any annual meeting of the stockholders held for the purpose of electing directors or by the written consent of a majority of the holders of Common stock.

                  (iii) At any meeting held for the purpose of electing directors at which the holders of Common Stock shall have the right to elect directors as provided, herein, the presence in person or by proxy of the holder of at least a majority of the then outstanding shares of Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof
(A) the absence of a quorum of the holders of Common Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Common Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time , without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  (iv) The term of office of the directors elected by the holders of Common Stock pursuant to paragraph (2) (b) (i) of this Section I shall terminate upon the election of their successors at any meeting of the holders of Common Stock for the purpose of electing directors.

                  (v) In case of any vacancy occurring among the directors so elected, the holders of Common Stock then outstanding may, at a special meeting of the holders called as hereinafter provided above, elect a successor to hold office for the unexpired

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term of such director whose place shall be vacant. A proper officer of the
Corporation shall, upon the written, request of any holder of record of Common Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of Common Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of the stockholders at the place for holding annual meetings of the stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the sane within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), than the holders of record of 10% of the shares of Common Stock then outstanding may designate in writing a holder of Common Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of the stockholders and shall be held at the same place as is elsewhere provided in this paragraph (2)(b)(v). Any holder of Common Stock which would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of Common Stock to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of the stockholders.

            II. PREFERRED STOCK

      1. Rank. The Preferred Stock shall, except with respect to dividend and voting rights as hereinafter provided, rank pari passu with the Common Stock. Specifically, the Preferred Stock shall have no priority over the Common Stock on liquidation, winding up

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and dissolution of the Corporation or otherwise except as expressly provided herein. (All equity securities, of the Corporation to which the Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Parity Securities." All equity securities of the Corporation to which the Preferred stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities"), Subject to paragraph 3(c) of this Section II, the Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

      2. Dividends. (a) The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, non-cumulative, monthly cash dividends in an amount per share equal to one-twentieth of one percent (.05%) of the Corporation's Net Income for the preceding month as hereinafter defined. For purposes of this Section 2(a), "Net Income" for any period shall mean (i) "pre-tax income of the Corporation" for such period determined in, accordance with generally accepted accounting principles consistently applied, minus (ii) any interest income earned by the corporation during such period in respect of indebtedness of holders of Preferred Stock held by the Corporation (all of the foregoing being determined from the regularly prepared financial statements of the Corporation) minus (iii) an amount equal to 34% (thirty-four percent) of the amount of which results from the foregoing computation, provided, however, that if the highest federal income tax rate on corporate income increases or decreases after March 31, 1993, the foregoing percentage shall be changed to

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such adjusted rate and, minus (iv) an amount equal to 10% (ten percent) of all additions to property, plant and equipment during such period. Such dividends shall be payable in arrears on the fifteenth day of each month for the preceding calendar month. Such dividends shall be paid to the holders of record at the close of business on the last day of the month preceding the month in which the dividend is required to be paid. Any dividend payments made with respect to Preferred Stock shall be made in cash, except that the Corporation may first offset against accrued but unpaid interest on any outstanding principal of any indebtedness owed by a holder of Preferred Stock, or any affiliate thereof, to the Corporation at the time the dividend is to be paid against seventy-five percent (75%) of such dividend.

            (b) All dividends paid with respect to shares of the Preferred Stock pursuant to paragraph (2) (a) of this section 9.II shall be paid pro rata to the holders entitled thereto.

            (c) (i) The holders of shares of the preferred Stock shall be entitled to receive the dividends provided for in paragraph (2) (a) of this
Section 9.II In preference to and in priority over any dividends upon any of the Junior Securities.

                  (ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options, exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities so long as any shares of the Preferred Stock are outstanding, unless prior to or

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concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the Preferred Stock not paid on the dates provided for in paragraph (3)(a) of this Section II shall have been or be paid or set apart; for payment.

            (d) Subject to the foregoing provisions of this paragraph (2) and applicable law, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any of the Junior Securities, or Parity Securities, may make any payment on account of or set apart for payment money for a sinking fund or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options, exercisable for or convertible into any of the Junior Securities or Parity Securities, and may make any distribution in respect thereof, either directly or indirectly, and whether in, cash, obligations or shares of the Corporation or other property, and may purchase or otherwise redeem any of the Junior Securities of Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the Preferred Stock shall not be entitled to share therein.

      3. Voting Rights. (a) Each outstanding shares of Preferred stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote and each holder of Preferred Stock shall be entitled to one vote for each share of such stock held by such holder, except as hereinafter provided in this paragraph (3) or as otherwise provided by law.

            (b) (i) Notwithstanding the foregoing, the holders of Preferred Stock shall have the exclusive, rights, voting separately as a class, to elect one director of the Corporation, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of the stockholders held for the purpose of electing directors.

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                  (ii) Such right may be exercised either at a special meeting of the holders of preferred Stock, called as hereinafter provided, or at any annual meeting of the stockholders held for the purpose of electing directors or by the written consent of a majority of the holders of Preferred Stock.

                  (iii) At any meeting held for the purpose of electing directors at which the holders of Preferred Stock shall have the right to elect a director as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof
(A) the absence of a quorum of the holders of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  (iv) The term of office of the director elected by the holders of Preferred Stock pursuant to paragraph (3)(b)(i) of this Section II shall terminate upon the election of his successor at any meeting of the holders of Preferred Stock for the purpose of electing directors.

                  (v) In case of any vacancy occurring among the director so elected, the holders of Preferred Stock then outstanding may, at a special meeting of the holders called as hereinafter provided above, elect successor to hold office for

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the unexpired term of such director whose place shall be vacant. A proper officer of the Corporation shall, upon the written request of any holder of record of Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of the stockholders at the place for holding annual meetings of the stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Preferred Stock then outstanding may designate in writing a holder of Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of the stockholders and shall be held at the same place as is elsewhere provided in this paragraph
(3)(b)(v). Any holder of Preferred Stock which would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the holders of Preferred Stock to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of the stockholders.

            (c) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting as a class, change by amendment

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to the Articles of Incorporation or otherwise, the terms and provisions of the
Preferred Stock so as to affect materially and adversely the rights and preferences of the holders thereof or authorize the issuance of any Senior Securities or any securities exchangeable or convertible into any Senior Securities.

      (d) (i) The creation, authorization or issuance of any shares of any Junior Securities or Parity Securities, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase way Junior Securities or Parity Securities, (ii) the creation of any indebtedness of any kind of the Corporation, or (iii) the increase or decrease in the amount of authorized capital stock of any class (including the Preferred Stock) or any increase, decrease or change in the par value of any such class other than the Preferred Stock, shall not require the consent of the holders of preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges and voting rights of shares of Preferred Stock.

      10. The Corporation will not commence business until it has received for the issuance of Shares consideration of the value of One Thousand Dollars ($1,000), consisting of, money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

      11. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (iii) under Section 3.41 of the Texas Business
Corporation Act. If the Texas Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act, as

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so amended. Any repeal or modification of the foregoing by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      12. The Corporation shall indemnify, and, upon request, shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (1) in any proceeding by the Corporation against such indemnitee; (2) in the event the board of directors determines that indemnification is not available under the

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circumstances because the officer or director has not met the standard of conduct set forth in Section 2.02-1 of the Texas Business Corporation Act; or
(3) if a judgment or other final adjudication adverse to the indemnitee establishes his liability (i) for any breach of the duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 2.41 of the Texas Business Corporation Act.

      IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of March, 1993.

                                                         /s/ J. Chase Cole
                                                         -----------------------
                                                         J. Chase Cole
                                                         Incorporator
Dated: March 25th, 1993

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